Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on (i) Form S-3 (Nos. 333-124471, 333-142584, 333-167562, 333-171864, 333-179377, 333-179813-02, 333-179814-02, 333-181811, 333-188071 and 333-189697) and (ii) Form S-8 (Nos. 333-56343 and 333-122168) of Kinder Morgan Energy Partners, L.P. of our report dated February 18, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
February 18, 2014